UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2015

ASSEMBLY BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hudson Street, 5th Floor, New York, NY		10013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 706-5208

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 6, 2015, the underwriters of our previously announced public offering exercised in full their option to purchase an additional 833,333 shares of our common stock at the public offering price of $13.50 per share, less underwriting discounts and commissions and offering expenses. The closing of the option exercise resulted in gross proceeds to us of $11,249,995. Exercise of the underwriters’ option increased the gross proceeds to us of the public offering, before any underwriting discounts and commissions and estimated offering expenses, from $75 million to approximately $86.2 million.

We are announcing that we intend to hold our 2015 Annual Meeting on May 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSEMBLY BIOSCIENCES, INC.

Date: April 6, 2015	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer and Chief Operating Officer